Exhibit 99.1
EXECUTION COPY
EMPLOYMENT AGREEMENT
eLoyalty Corporation, a Delaware corporation (“eLoyalty”), and Jay Istvan (“Employee”) enter into this Employment Agreement (this “Agreement”) effective as of March 5, 2001 (the “Effective Date”).
          In consideration of the agreements and covenants contained in this Agreement, eLoyalty and Employee agree as follows:
          1.      Employment Duties: eLoyalty shall employ Employee as a Senior Vice President, responsible for strategic marketing and business development. Employee shall report to eLoyalty’s chief executive officer and shall have the normal responsibilities, duties and authorities inherent in his position. Employee’s principal place of employment shall be at eLoyalty’s corporate headquarters. Employee shall perform faithfully the duties assigned to Employee to the best of Employee’s ability and shall devote Employee’s full and undivided business time and attention to the transaction of eLoyalty’s business.
          2.      Term of Employment: The term of employment (“Term of Employment”) covered by this Agreement shall commence as of the Effective Date and continue until terminated in accordance with the terms hereof.
          3.      Termination: This Agreement may be terminated as follows:
          (a)      Involuntary Termination. eLoyalty may terminate Employee’s employment for any reason by giving Employee written notice of termination, which termination shall be effective as of such date within the 90 day period beginning on the date of such notice as is specified therein (“Termination Date”). Until such Termination Date, Employee shall make a good faith effort to satisfy those professional obligations requested to be performed by eLoyalty, which may include transferring duties and assisting in the orderly transition of client responsibilities, including meeting with clients and returning all eLoyalty and client confidential material. If Employee’s employment with eLoyalty is terminated by eLoyalty for any reason other than Serious Misconduct, Employee shall receive:
          (i)      a lump sum payment within seven days of the Termination Date equal to the sum of Employee’s annual base salary as in effect on the Termination Date, plus an amount equal to the average annual bonus earned during the two years immediately preceding the Termination Date (for any year prior to 2001, the bonus earned shall be deemed to be equal to Employee’s base salary on the Effective Date); and

          (ii)      with respect to any stock options outstanding on the Termination Date, continued vesting of such stock options through the first anniversary of the Termination Date, as provided in the respective applicable stock option agreements.
          (b)      Serious Misconduct. eLoyalty may terminate Employee’s employment immediately upon written notice and with no continuation of salary, benefits or option vesting if Employee engages in “Serious Misconduct.” For purposes of this Agreement, “Serious Misconduct” means embezzlement or misappropriation of corporate funds, conviction of a felony, material breach of this Agreement or willful and continued failure to substantially perform his duties or responsibilities. Prior to any termination for Serious Misconduct, eLoyalty shall provide the Employee with fifteen days’ notice and an opportunity to be heard at a meeting of the Board of Directors and, in the case of a willful failure to perform his duties and responsibilities, an opportunity to cure.
          (c) Constructive Discharge. A Constructive Discharge by eLoyalty shall be treated for all purposes of this Agreement as a termination by eLoyalty for a reason other than Serious Misconduct and shall entitle Employee to the benefits set forth in paragraph 3 (a) above. If (x) Employee provides written notice to eLoyalty of the occurrence of Good Reason (as defined below) within a reasonable time after Employee has knowledge of the circumstances constituting Good Reason, which notice shall specifically identify the circumstances which Employee believes constitute Good Reason; (y) eLoyalty fails to correct the circumstances within 15 days after such notice; and (z) the Employee resigns within ninety days after the date of delivery of the notice referred to in clause (x) above, then Employee shall be considered to have been subject to a Constructive Discharge by eLoyalty. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events without Employee’s consent:
          (i)      a reduction by eLoyalty in Employee’s base salary or a reduction in his target bonus to less than 100% of base salary;
          (ii)     diminutions in the Employee’s duties or responsibilities which are material in the aggregate;
          (iii)    a change in Employee’s reporting relationship such that Employee no longer reports directly to the chief executive officer of eLoyalty or, if eLoyalty is acquired by any other entity, the chief executive officer of the ultimate parent of eLoyalty;
          (iv)    a relocation of eLoyalty’s corporate offices or Employee’s principal place of employment to a location outside of Lake, Cook and DuPage counties;
          (v)     the failure of eLoyalty to obtain a satisfactory agreement from any successor to all or substantially all of the assets or business of eLoyalty to assume and agree to perform this Agreement within 15 days after a merger, consolidation, sale or similar transaction; or

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          (vi)      a material breach of this Agreement by eLoyalty.
          (d)      Resignation. Employee may terminate his employment upon giving eLoyalty 90 days written notice. eLoyalty may make the termination effective at any time within the 90 day notice period. During this period Employee shall make a good faith effort to satisfy those professional obligations requested to be performed by eLoyalty, which may include transferring duties and assisting in the transition of client responsibilities, including meeting with clients.
          (e)      Disability. eLoyalty or Employee may terminate Employee’s employment at any time by reason of Employee’s Disability. A termination of Employee’s employment by reason of Disability shall be treated for all purposes of this Agreement as a termination by eLoyalty for a reason other than Serious Misconduct and shall entitle Employee to the benefits set forth in paragraph 3(a)(i) above. For purposes of this Agreement, “Disability” means Employee’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities contemplated by this Agreement for a period of not less than 180 days. In the event of a dispute as to whether Employee is disabled, the determination shall be made by a licensed medical doctor selected by the eLoyalty and agreed to by Employee. If the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose. Employee agrees to submit to such tests and examinations as such medical doctor shall deem appropriate.
          (f)      Death. A termination of Employee’s employment by reason of death shall be treated for all purposes of this Agreement as a termination by eLoyalty for a reason other than Serious Misconduct and shall entitle Employee’s estate to the benefits set forth in paragraph 3(a)(i) above.
          4.      Salary: As compensation for Employee’s services, eLoyalty shall pay Employee a base salary at the annual rate listed on Exhibit A to this Agreement. Employee’s base salary shall be subject to annual review and may, by mutual agreement of eLoyalty and Employee, be adjusted from that listed in Exhibit A according to Employee’s responsibilities, capabilities and performance during the preceding year.
          5.      Bonuses: (a) Employee shall be eligible to receive a sign-on bonus in the amount set forth on Exhibit A to this Agreement in the form of a loan evidenced by, and subject to the terms and conditions of, a promissory note (the “Promissory Note”). The loan will be made as of the Effective Date, or as soon thereafter as is practicable after eLoyalty has received Employee’s signed Promissory Note. The loan will be fully forgiven on the earliest to occur of (i) 24 months after the date the loan was made, assuming Employee’s employment continues through such date; (ii) any termination of employment by eLoyalty for reasons other than Serious Misconduct; (iii) any termination of employment by Employee pursuant to a Constructive Discharge; (iv) any termination of employment by eLoyalty or Employee for Employee’s Disability; or (v) Employee’s death. Employee will be obligated to repay his loan with accrued interest thereon in accordance with the terms of the Promissory Note only if his employment terminates on account of his resignation other than pursuant to a Constructive Discharge or eLoyalty’s

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termination of his employment for Serious Misconduct before the expiration of such 24-month period.
          (b)      In addition, Employee shall be eligible to receive a performance bonus under this paragraph (b) based upon the attainment of objectives determined in accordance with and subject to the terms and conditions of eLoyalty’s then applicable discretionary bonus program. Employee’s target bonus for the 2001 calendar year shall equal 100% of the base salary listed in Exhibit A to this Agreement, with 75% of this 2001 target bonus amount guaranteed (subject to Employee’s continued employment with eLoyalty) and 25% thereof required to be earned based upon the attainment of mutually agreed objectives, and shall otherwise be subject to the terms and conditions of eLoyalty’s then current bonus program. For calendar years after 2001, Employee’s target bonus for any year shall not be less than 100% of his base salary for such year and, subject to approval of the Compensation Committee of eLoyalty’s Board of Directors, shall be based upon objectives mutually agreed upon by Employee and eLoyalty’s chief executive office.
          6.      Stock Option: As of the Effective Date, Employee shall be granted a nonqualified stock option (the “Option”) to purchase the number of shares of common stock of eLoyalty set forth on Exhibit A to this Agreement. The Option shall be granted under and in accordance with the provisions of the eLoyalty 1999 Stock Incentive Plan (the “Incentive Plan”), and will be subject, in all respects, to the terms and conditions of the Incentive Plan. In addition, the Option will be evidenced by, and subject to the terms and conditions of, a Stock Option Agreement in the form attached hereto (the “Option Agreement”) reflecting the vesting schedule set forth on Exhibit A hereto, as well as the other customary terms and conditions applicable to options granted under the Incentive Plan. Each option granted to Employee after the Effective Date shall provide for accelerated vesting upon a change in control of eLoyalty or death or Disability on a basis no less favorable than the terms of the Option.
          7.      Employee Benefits: During the Term of Employment, Employee shall be entitled to participate in such employee benefit plans, including eLoyalty’s 401(k) plan and deferred compensation plan and its group life and health insurance and other medical benefits, and shall receive all other fringe benefits, including 22 paid vacation days, as eLoyalty may make available generally to its Senior Vice Presidents.
          8.      Business Expenses: eLoyalty shall reimburse Employee for all reasonable and necessary business expenses incurred by Employee in performing Employee’s duties including wireless service and business use of an automobile in accordance with eLoyalty’s expense reimbursement policies. Employee shall provide eLoyalty with supporting documentation sufficient to satisfy reporting requirements of the Internal Revenue Service and eLoyalty. eLoyalty’s determination as to reasonableness and necessity shall be final.
          9.      Noncompetition and Nondisclosure: Employee acknowledges that the successful development and marketing of eLoyalty’s professional services and products require substantial time and expense. Such efforts generate for eLoyalty valuable and

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proprietary information (“Confidential Information”) which gives eLoyalty a business advantage over others who do not have such information. Confidential Information of eLoyalty and its clients and prospects includes, but is not limited to, the following: business strategies and plans; proposals; deliverables; prospects and customer lists; methodologies; training materials; computer software; and other Trade Secrets (as defined in paragraph 11) of eLoyalty, its customers and its vendors. Employee acknowledges that during the Term of Employment, Employee will obtain knowledge of such Confidential Information. Accordingly, Employee agrees to undertake the following obligations which Employee acknowledges to be reasonably designed to protect eLoyalty’s legitimate business interests without unnecessarily or unreasonably restricting Employee’s post-employment opportunities:
          (a)      Upon termination of the Term of Employment for any reason, Employee shall return all eLoyalty property, including but not limited to computer programs, files, notes, records, charts, or other documents or things containing in whole or in part any of eLoyalty’s Confidential Information.
          (b)      During the Term of Employment and subsequent to termination, Employee agrees to treat all such Confidential Information as confidential and to take all necessary precautions against disclosure of such information to third parties during and after Employee’s employment with eLoyalty. Employee shall refrain from using or disclosing to any person, without the prior written approval of eLoyalty’s Chief Executive Officer, any Confidential Information unless at that time the information has become generally and lawfully known to eLoyalty’s competitors.
          (c)      Without limiting the obligations of paragraph 9(b), Employee shall not, for a period of one year following Employee’s termination of employment for any reason, for Employee’s self or as an agent, partner or employee of any person, firm or corporation, engage in the practice of consulting or related services for any client of eLoyalty for whom Employee performed services, or prospective eLoyalty client to whom Employee submitted, or assisted in the submission of, a proposal during the one year period preceding Employee’s termination of employment; provided, however, that the foregoing shall not preclude Employee from providing consulting or related services which are not competitive with consulting or related services then provided by eLoyalty to its customers or with consulting or related services which senior management of eLoyalty is actively planning for eLoyalty to provide to its customers.
          (d)      During a one year period immediately following Employee’s termination of employment for any reason, Employee shall not induce or assist in the inducement of any eLoyalty employee away from eLoyalty’s employ or from the faithful discharge of such employee’s contractual and fiduciary obligations to serve eLoyalty’s interests with undivided loyalty.
          10.      Remedies: Employee recognizes and agrees that a breach of any or all of the provisions of paragraph 9 will constitute immediate and irreparable harm to eLoyalty’s business advantage, including but not limited to eLoyalty’s valuable business relations, for which damages cannot be readily calculated and for which damages are an

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inadequate remedy. Accordingly, Employee acknowledges that eLoyalty shall therefore be entitled to an order enjoining any further breaches by the Employee.
          11.      Agreements Regarding Prior Employment.
          (a)      As used in this Agreement, the following terms have the following meanings.
                    “Trade Secret” means the whole or any portion of the property of a person (the “Owner”) consisting of any information, pattern, compilation, data, list, document, memorandum, process, program, device, method, technique, formula or improvement, whether patentable or not, relating to the business of the Owner (i) of which Employee became aware as a consequence of or through his relationship with the Owner; (ii) which derives independent economic value, actual or potential, form not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (iii) which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Assuming these three criteria are met, Trade Secrets shall include information relating to the financial affairs, customers, employees, employees’ compensation, research, development, inventions, existing and future products and services, plans and designs, and marketing of the Owner. Trade Secrets shall not include any data or information that has been voluntarily disclosed to the public by the Owner or become generally known to the public.
          (b)      To induce eLoyalty to enter into this Agreement, Employee represents to eLoyalty that Employee has not disclosed to eLoyalty, directly or indirectly, any Trade Secret of any former employer and that Employee does not believe that the performance of his duties and responsibilities arising from this Agreement will require his reliance on, use of or disclosure of any Trade Secret of any former employer.
          (c)      Employee and eLoyalty hereby covenant to each other that neither eLoyalty nor Employee intends to obtain, learn, disclose or use any Trade Secret of any former employer of Employee. Employee will not disclose to eLoyalty any Trade Secret of a former employer, and eLoyalty will not request Employee to make any such disclosure.
          12.      Intellectual Property: During the Term of Employment, Employee shall disclose to eLoyalty all ideas, inventions and business plans which Employee develops during the course of Employee’s employment with eLoyalty which relate directly or indirectly to eLoyalty’s business, including but not limited to any computer programs, processes, products or procedures which may, upon application, be protected by patent or copyright. Employee agrees that any such ideas, inventions or business plans shall be the property of eLoyalty and that Employee shall, at eLoyalty’s request and cost (including reimbursement of Employee’s expenses and, if Employee is no longer in the employ of eLoyalty, reasonable per diem compensation to Employee), provide eLoyalty with such assurances as is necessary to secure a patent or copyright.

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          13.      Assignment: Employee acknowledges that the services to be rendered pursuant to this Agreement are unique and personal. Accordingly, Employee may not assign any of Employee’s rights or delegate any of Employee’s duties or obligations under this Agreement. eLoyalty may assign its rights, duties or obligations under this Agreement to a subsidiary or affiliate of eLoyalty with the consent of Employee. This Agreement shall be binding upon and inure to the benefit of any purchaser or transferee of a majority of eLoyalty’s outstanding capital stock or a purchaser or transferee of all, or substantially all, of the assets of eLoyalty.
          14.      Notices: All notices hereunder shall be in writing, except for notice of termination of employment, which may be oral if confirmed in writing within 14 days. Notices intended for eLoyalty shall be sent by registered or certified mail addressed to it at 150 Field Drive, Suite 250, Lake Forest, Illinois 60045 or its current principal office, and notices intended for Employee shall be either delivered personally to Employee or sent by registered or certified mail addressed to Employee’s last known address.
          15.      Entire Agreement: This Agreement and Exhibit A attached hereto, together with the other plans, programs and agreements referred to herein, constitute the entire agreement between eLoyalty and Employee with respect to the subject matter hereof. Neither Employee nor eLoyalty may modify this Agreement by oral agreements, promises or representations. The parties may modify this Agreement only by a written instrument signed by the parties. eLoyalty shall prepare amendments to Exhibit A from time to time as necessary to reflect changes to the terms set forth therein.
          16.      Waiver of Breach: No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.
          17.      Applicable Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.
          18.      Binding Arbitration: Employee and eLoyalty agree that all claims or disputes relating to Employee’s employment with eLoyalty or the termination of such employment, and any and all other claims that Employee might have against eLoyalty, any eLoyalty director, officer, employee, agent, or representative, and any and all claims or disputes that eLoyalty might have against Employee (except for any claims under Paragraph 9 of this Agreement) shall be resolved under the Expedited Commercial Rules of the American Arbitration Association. If either party pursues a claim and such claim results in an Arbitrator’s decision, both parties agree to accept such decision as final and binding. eLoyalty and Employee agree that any litigation under Paragraph 9 or 10 of this Agreement shall be brought in the Circuit Court for Cook County, Illinois.

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     19. Severability: Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     20. Acknowledgement: Employee acknowledges that Employee has read, understood and accepts the provisions of this Agreement.

eLoyalty Corporation		Jay Istvan

By: /s/ Kelly D. Conway		/s/ Jay Istvan

Kelly D. Conway
President and Chief Executive Officer

Date:	January 8, 2001	Date: January 2, 2001

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EXHIBIT A

EMPLOYEE:	Jay Istvan

POSITION:	Senior Vice President

BASE SALARY:	$400,000 per annum

SIGN-ON BONUS/LOAN:	$250,000

EFFECTIVE DATE:	March 5, 2001

STOCK OPTION:	Initial grant as of the Effective Date, under the Incentive Plan, of a nonqualified option to purchase
250,000 shares of eLoyalty Corporation common stock, having the following exercise price and normal vesting schedule, subject to the terms and conditions of the Incentive Plan and the applicable
Option Agreement:

Exercise Price: Closing price per share of eLoyalty common stock on the date of grant.

Vesting Schedule: The Option shall become vested and exercisable with respect to 62,500 shares
(25% of the shares covered by the Option) on the last day of the month in which the first anniversary of the
Effective Date occurs (subject to Employee’s continued employment with eLoyalty). The remaining 187,500 shares covered by the Option shall vest and become exercisable in equal monthly increments (each equal to 1/36 of such remaining shares) on the last day of each month over the thirty-six (36) consecutive month period beginning in the month following the month in which the first anniversary of the Effective
Date occurs (subject to Employee’s continued employment with eLoyalty). The option shall be subject to accelerated vesting upon a change in control of eLoyalty or in the event of death or termination of employment by

Exhibit A - 1

reason of Disability or Constructive Discharge in accordance with the terms set forth in the attached option agreement.

/s/ Jay Istvan	eLoyalty Corporation
Jay Istvan

	By:	/s/ Kelly D. Conway

Kelly D. Conway
President and Chief
Executive Officer

January 2, 2001	January 8, 2001
Date		Date

Exhibit A - 2

eLoyalty Corporation
Non-Statutory
New Hire Stock Option Award Agreement
          eLoyalty Corporation, a Delaware corporation (the “Company”), hereby grants to the individual whose name appears below (the “Optionholder”), pursuant to the provisions of the eLoyalty Corporation 1999 Stock Incentive Plan (the “Plan”), an option to purchase from the Company (the “Option”) such number of shares of its Common Stock, $0.01 par value (“Stock”), as set forth below at the price per share set forth below but only upon and subject to the terms and conditions set forth herein, in the Plan, and in Annex I hereto. The Option is a non-statutory stock option, which means it is not intended to qualify as an “incentive stock option” under Code Section 422.
          All terms and conditions set forth in Annex I and the Plan are deemed to be incorporated herein in their entirety. The terms “Constructive Discharge,” “Disability” and Serious Misconduct shall have the meanings ascribed to such terms under the Optionholder’s employment agreement dated March 5, 2001. All other capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned to them in Annex I or the Plan. The Option will become null and void unless the Optionholder accepts this Agreement by executing it in the space provided and returning it to the Company’s Chief Financial Officer, or his or her designee.

Optionholder’s Name:	Jay Istvan

Number of Shares Subject to Option:	250,000

Exercise Price Per Share:	[CLOSING PRICE ON 3/5/01]

Date of Option Grant (“Option Date”):	March 5, 2001

Date of Employment (“Employment Date”):	March 5, 2001

Exercise Provisions:
          (a) The Option will become exercisable as follows: (i) 25% of the shares subject to the Option will become vested and exercisable on the last day of the month in which the one year anniversary of the Employment Date occurs; (ii) additional increments of 1/36 of the remaining shares subject to the Option will become vested and exercisable on the last day of each calendar month for 36 months thereafter, beginning

Exhibit A - 3

the month immediately following the month in which the one year anniversary of the Employment Date occurs, such that the Option will be fully exercisable four years after the Employment Date, and (iii) as otherwise provided pursuant to paragraphs (b) through (h) of this Agreement or Section 6.8 of the Plan.
          (b) If the Optionholder’s employment with the Company is terminated by the Company for Serious Misconduct or is terminated by the Optionholder other than pursuant to a Constructive Discharge or Disability, the Option will be exercisable only with respect to the number of shares subject to the Option that are exercisable as of the effective date of the Optionholder’s termination of employment with the Company. The Option may thereafter be exercised with respect to such number of shares for a period of 90 days from the effective date of the Optionholder’s termination of employment or until the Expiration Date, whichever period is shorter, after which the Option will terminate in its entirety. The Option shall terminate upon the effective date of such termination of employment with respect to any shares subject thereto that are not exercisable as of such effective date.
          (c) If, the Optionholder’s employment with the Company is terminated by the Company for reasons other than Serious Misconduct or by the Optionholder pursuant to a Constructive Discharge, the Option will continue to vest and become exercisable in accordance with paragraph (a) above through the last day of the month coincident with or immediately preceding the first anniversary of the effective date of the Optionholder’s termination of employment with the Company and may be exercised for a period of 90 days from such first anniversary or until the Expiration Date, whichever period is shorter, after which the Option will terminate in its entirety. The Option shall terminate as of the first anniversary of the effective date of such termination of employment with respect to any shares subject thereto that are not exercisable as of such first anniversary.
          (d) If the Optionholder’s employment with the Company terminates by reason of the Optionholder’s death, the Option will become fully vested and exercisable as of the date of death with respect to all of the shares subject to the Option. The Option may thereafter be exercised by the Optionholder’s legal representative for a period of one year from the date of death or until the Expiration Date, whichever period is shorter, after which the Option will terminate in its entirety.
          (e) If the Optionholder’s employment with the Company terminates by reason of the Optionholder’s Disability, the Option will become exercisable as of the effective date of such termination with respect to all of the shares subject to the Option. The Option may thereafter be exercised for a period of 90 days from the effective date of such termination or until the Expiration Date, whichever period is shorter, after which the Option will terminate in its entirety.
          (f) If the Optionholder’s employment with the Company terminates by reason of the Optionholder’s retirement after the Optionholder has completed five years of service as an Employee of the Company and is at least 55 years of age (“Retirement”), the Option will remain exercisable with respect to the number of shares subject to the

Exhibit A - 4

Option that are exercisable as of the effective date of the Optionholder’s Retirement, and may thereafter be exercised for a period of two years from the effective date of the Optionholder’s Retirement or until the Expiration Date, whichever period is shorter, after which the Option will terminate in its entirety. The Option shall terminate as of the effective date of the Optionholder’s Retirement with respect to any shares subject thereto that are not exercisable as of such Retirement effective date.
          (g) In the event of a Change in Control during the Optionholder’s employment by the Company, the Option shall become immediately vested and exercisable with respect to the number of shares with respect to which the Option would otherwise become vested during the twenty-four-month period immediately following the Change in Control. The preceding sentence shall not result in accelerated vesting with respect to the number of shares as to which the Option would become vested after such twenty-four-month period. In the event of a termination of the Optionholder’s employment during the twenty-four month period immediately following a Change in Control either by the Company for reasons other than Serious Misconduct or by the Optionholder pursuant to a Constructive Discharge, then, in lieu of vesting under paragraph (c) above, the Option shall become immediately vested and exercisable with respect to the number of shares as to which the Option would otherwise become vested during the twelve-month period immediately following such twenty-four month period and may be exercised as to all shares for a period of 90 days from the effective date of such termination of employment.
          (h) If the Optionholder dies following the termination of the Optionholder’s employment with the Company, the Option will be exercisable only to the extent that it is exercisable as of the date of the Optionholder’s death and may thereafter be exercised only for that period of time for which the Option is exercisable immediately prior to the Optionholder’s death; provided, however, that in the event of the Optionholder’s death within 30 days of the last date on which such Option could otherwise be exercised by the Optionholder, the Option shall continue to be exercisable until 30 days after the date of death or until the Expiration Date, whichever is shorter.
          General:
          This Agreement is subject to the provisions of the Plan, and will be interpreted in accordance therewith. In the event of a discrepancy between this Agreement, or any other material describing this Agreement or the Option awarded hereunder, and the actual terms of the Plan, the Plan will govern in all respects. A copy of the Plan is available upon request by contacting the Legal Department at the Company’s Lake Forest, Illinois office. The Optionholder hereby acknowledges that he or she has read a copy of the Plan. This Agreement may be executed in two counterparts each of which will constitute one and the same instrument.

Exhibit A - 5

          IN WITNESS WHEREOF, this Agreement has been executed as the Option Date set forth above.

Accepted and agreed this
5th day of March, 2001	eLoyalty Corporation

By:

Jay Istvan		Kelly D. Conway
Its: Chief Executive Officer

Exhibit A - 6

Annex I
to
Stock Option Agreement
     1. Meaning of Certain Terms. As used herein, the following terms have the meanings set forth below. “Board” means the Company’s Board of Directors. “Code” means the Internal Revenue Code of 1986, as amended. References to this “Agreement,” the “Option” and “herein” are deemed to include the Stock Option Agreement and this Annex I to Stock Option Agreement taken as a whole. This Annex I and the Stock Option Agreement are deemed to be one and the same instrument. The term “employment” shall have the meanings set forth in Section 1.4 of the Plan. Other capitalized terms used herein without definition shall have the respective meanings set forth in the Stock Option Agreement or the Plan, as appropriate.
     2. Time and Manner of Exercise of Option.
     2.1. Term and Termination of Option. The maximum term of the Option will be the date which is 10 years after the Option Date (the “Expiration Date”). The Option will terminate, to the extent not exercised or earlier terminated pursuant to the terms of this Agreement, on its Expiration Date. Notwithstanding any other term of this Agreement, in no event may the Option be exercised, in whole or in part, after the Expiration Date or its earlier termination.
     2.2. Exercisability of Option. The Option will become exercisable on the date or dates as set forth in this Agreement.
     2.3. Manner of Exercise. The Option may be exercised in whole or in part by the Optionholder in the manner described in or established by the Committee pursuant to Section 2.1 (c) of the Plan.
     2.4 Tax Withholding. The Company will be entitled to withhold, or secure payment from the Optionholder in lieu of withholding, the amount of any Federal, state, local or other withholding taxes due upon exercise of the Option, in accordance with Section 6.5 of the Plan.
     3. Miscellaneous Provisions.
     3.1. Option Confers No Rights as Stockholder. Neither the Optionholder nor any other person has or will have any rights as a security holder of the Company or any successor with respect to any shares of Common Stock or other securities which are or become subject to the Option hereunder unless and until the Optionholder becomes a holder of record with respect to such shares of Common Stock or other securities following proper exercise of the Option.
     3.2. Option Confers No Rights to Continue Employment or Service. In no event will the granting of the Option or its acceptance by the Optionholder confer
Exhibit A - 7

upon the Optionholder any right to continued employment or service with the Company, or any subsidiary or affiliate of the Company, or affect in any manner the right of the Company, or its subsidiary or affiliate, to terminate the employment or service of the Optionholder at any time without liability hereunder.
     3.3. Designation as Nonqualified Stock Option. The Option is hereby designated as a non-statutory stock option and shall not constitute an “incentive stock option” within the meaning of section 422 of the Code; this Agreement will be interpreted and treated consistently with such designation.
     3.4. Decisions of the Committee. Subject to Section 1.3 of the Plan, the Committee has the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
     3.5. Non-transferability. Subject to Section 6.4 of the Plan, the Option may not be transferred, assigned or pledged.
     3.6. Conformity with Plan. The Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. In the event of any discrepancy between the Option, or a document that describes or explains the Option, and the Plan, the Plan will govern in all respects.
     3.7. Successors. This Agreement will be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who acquire any rights under Section 6.4 of the Plan.
     3.8. Notices. All notices, requests or other communications relating to the exercise of this Option (including, without limitation, the “cashless exercise” thereof or tax withholdings relating thereto) will be made in writing in such form and substance, and provided in accordance with such procedures, as may be prescribed by the Committee from time to time and then in effect. Any other notices, requests or other communications provided for in this Agreement will be made in writing either (1) by actual delivery to the party entitled thereto, or (2) by mailing in the U.S. mails to the last known address of the party entitled thereto, via certified or registered mail, return receipt requested. Any such other notices will be deemed to be received in case (1) on the date of its actual receipt by the party entitled thereto, and in case (2) on the date of its mailing.
     3.9. Governing Law. This Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, will be governed by the laws of the State of Delaware and construed in accordance therewith, without giving effect to the principles of conflicts of laws.
Exhibit A - 8